Exhibit 10.9

AMENDMENT NO. 1 TO First AMENDED AND RESTATED revolving credit and security agreement

THIS AMENDMENT NO. 1 to FIRST AMENDED AND RESTATED revolving credit and security agreement] (this "Amendment") is dated as of December ___, 2021 (the "Effective Date") (subject to Paragraph 7 below) and is made by and among AIR & LIQUID SYSTEMS CORPORATION, a Pennsylvania corporation ("ALS"), UNION ELECTRIC STEEL CORPORATION, a Pennsylvania corporation ("UES"), ALLOYS UNLIMITED AND PROCESSING, LLC, a Pennsylvania limited liability company ("Alloys"), AKERS NATIONAL ROLL COMPANY, a Delaware corporation ("National Roll"), AKERS SWEDEN AB, a company duly incorporated and organized under the laws of Sweden with registration number 556031-8080 ("Akers Sweden"), AKERS AB, a company duly incorporated and organized under the laws of Sweden with registration number 556153-4792 ("Akers AB") (Akers Sweden and Akers AB are, each a "Swedish Borrower" and collectively, the "Swedish Borrowers"), and UNION ELECTRIC STEEL UK LIMITED, a limited liability company organized under the laws of England and Wales with registered company number 00162966 (the "UK Borrower") (ALS, UES, Alloys, National Roll, the Swedish Borrowers, and the UK Borrower and each Person joined as a borrower from time to time, are collectively, the "Borrowers", and each a "Borrower"), the Guarantors (as defined in the Existing Agreement (as hereinafter defined)), the Lenders (as defined in the Existing Agreement) and PNC BANK, NATIONAL ASSOCIATION, in its capacity as the Agent (in such capacity, the "Agent") under the Agreement (as hereinafter defined).

RECITALS

WHEREAS, the Borrowers, the Guarantors, the Lenders and the Agent are parties to that certain First Amended and Restated Revolving Credit and Security Agreement, dated as of June 29, 2021 (as further amended, supplemented, modified or restated prior to the date hereof, the "Existing Agreement", and as amended hereby and as may be further amended, supplemented, modified or restated from time to time, the "Agreement");

WHEREAS, certain advances and/or other extensions of credit under the Existing Agreement ("Advances") denominated in Euros and Pounds Sterling (each, an "Impacted Currency" and collectively, the "Impacted Currencies") incur or are permitted to incur interest, fees, commissions or other amounts based on the London Interbank Offered Rate administered by the ICE Benchmark Administration ("LIBOR") in accordance with the terms and conditions of the Existing Agreement;

WHEREAS, applicable parties under the Existing Agreement have determined that advances made, continued or converted under the Existing Agreement denominated in Impacted Currencies on or after the Effective Date that would otherwise bear interest based on LIBOR (including, without limitation, any such rate provided on a changed methodology (or "synthetic") basis), shall be replaced with a successor rate for all purposes under the Agreement and under any Other Document, subject to the terms and conditions set forth in this Amendment; and

WHEREAS, the parties hereto are not related within the meaning of Sections 267(b) or 707(b)(1) of the Internal Revenue Code of 1986 and have determined, based on bona fide, arm's length negotiations between the parties, that the fair market value of the Agreement before giving effect to this Amendment is substantially equivalent to its fair market value after giving effect hereto.

NOW, THEREFORE, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1.Incorporation of Recitals.  The foregoing recitals are incorporated herein by reference as if fully set forth herein.

2.Certain Definitions.  Capitalized terms used herein but not otherwise defined herein (including on Appendix A attached hereto) shall have the meanings assigned to such terms in the Existing Agreement.

3.Amendments.  Notwithstanding any provision of the Existing Agreement or any Other Document to the contrary, the parties hereto hereby agree that the terms set forth on Appendix A shall apply solely to Advances made, continued or converted in Impacted Currencies from and after the Effective Date.  For the avoidance of doubt, to the extent provisions in the Existing Agreement apply to Advances made in Impacted Currencies and such provisions are not specifically addressed by Appendix A, such provisions in the Existing Agreement shall continue to apply to Advances made in Impacted Currencies from and after the Effective Date.  In the event of a conflict between the terms of this Amendment and the terms of the Existing Agreement or any Other Document, the terms of this Amendment shall control with respect to Advances denominated in Impacted Currencies.  For the avoidance of doubt, the provisions of this Amendment will supersede and govern any provisions of the Existing Agreement relating to the unavailability of or inability to ascertain rates or benchmark replacements as they apply to the Impacted Currencies on and after the Effective Date, and the execution and delivery of this Amendment by the Borrowers and/or the Guarantors shall be deemed to satisfy and discharge any and all requirements under the Existing Agreement for notices to be furnished to the Borrowers or Guarantors in connection with the replacement of any benchmark applicable to Advances denominated in Impacted Currencies, as contemplated by this Amendment.

4.Representations and Warranties.  The Borrowers and each Guarantor hereby represent and warrant that: (a) no default or Event of Default (or similar defined term) exists or will exist immediately after giving effect to the transactions contemplated hereby, (b) all representations and warranties of such party contained in the Existing Agreement, in this Amendment and in the Other Documents are true and correct in all material respects (without duplication of any materiality qualifiers), (c) the execution, delivery and performance of this Amendment and any other document related hereto by such party have

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been duly authorized by all necessary corporate or other organizational action, and (d) this Amendment and any other document related hereto have been duly executed and delivered by such party.

5.Limitation; Effect of Amendment.  No provision of the Existing Agreement or any Other Document is amended or waived in any way other than as provided herein.  Except as set forth expressly herein, all terms of the Existing Agreement and the Other Documents shall be and remain in full force and effect and are hereby ratified and confirmed, and shall constitute the legal, valid, binding, and enforceable obligations of the parties thereto.  As of the date hereof, each reference in the Existing Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference in the Other Documents to the Existing Agreement (including, without limitation, by means of words like "thereunder," "thereof", "therein" and words of like import), shall mean and be a reference to the Existing Agreement as amended by this Amendment.  This Amendment constitutes an Other Document.

6.No Novation or Mutual Departure.  The Borrowers and each Guarantor expressly acknowledge and agree that there has not been, and this Amendment does not constitute or establish, a novation with respect to the Existing Agreement or any of the Other Documents, or a mutual departure from the strict terms, provisions, and conditions thereof other than with respect to the amendments in Section 3 of this Amendment.

7.Counterparts; Effectiveness.

(a)This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  The Effective Date of this Amendment, as set forth above, shall be completed by the Agent as of the date when this Amendment shall have been executed by the Agent and when the Agent shall have received counterparts of this Amendment, properly executed by the Borrowers and each Guarantor; provided that the Agent has not received, prior to 5:00 p.m. (New York City time) on the fifth (5th) Business Day after providing this Amendment to the Lenders, written notice of objection to this Amendment from Lenders comprising the Required Lenders.

(b)The words "execution," "signed," "signature," and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.  The parties hereto agree that this Amendment may, at the Agent's option, be in the form of an electronic record and may be signed or executed using electronic signatures.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent of a manually signed paper signature page which has been converted into

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electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.

8.Section Headings.  Section headings used in this Amendment are for convenience of reference only and shall not govern the interpretation of any of the provisions of this Amendment.

9.Severability.  The provisions of this Amendment are intended to be severable.  If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

10.Fees and Costs.  Borrowers will pay on demand all out-of-pocket fees, costs, and expenses of Agent, including but not limited to the fees and expenses of outside counsel, in connection with the preparation, execution, and delivery of this Amendment.

11.Governing Law, Etc.  The terms of the Existing Agreement relating to governing law, submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

12.Construction.  Reference to this Amendment means this Amendment, together with Appendix A attached hereto.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

BORROWERS:
WITNESS/ATTEST: By: Name: Title:	AIR & LIQUID SYSTEMS CORPORATION, a Pennsylvania corporation By:(SEAL) Name: Title:
WITNESS/ATTEST: By: Name: Title:	UNION ELECTRIC STEEL CORPORATION, a Pennsylvania corporation By:(SEAL) Name: Title:
WITNESS/ATTEST: By: Name: Title:	ALLOYS UNLIMITED AND PROCESSING, LLC, a Pennsylvania limited liability company By:(SEAL) Name: Title:
WITNESS/ATTEST: By: Name: Title:	AKERS NATIONAL ROLL COMPANY, a Delaware corporation By:(SEAL) Name: Title:

BORROWERS (continued):
WITNESS/ATTEST: By: Name: Title:	AKERS SWEDEN AB, a company duly incorporated and organized under the laws of Sweden By:(SEAL) Name: Title:
WITNESS/ATTEST: By: Name: Title:	AKERS AB, a company duly incorporated and organized under the laws of Sweden By:(SEAL) Name: Title:
WITNESS/ATTEST: By: Name: Title:	UNION ELECTRIC STEEL UK LIMITED, a limited liability company organized under the laws of England and Wales By:(SEAL) Name: Title:

Guarantors:
WITNESS/ATTEST: By: Name: Title:	AMPCO-PITTSBURGH SECURITIES V LLC, a Delaware limited liability company By:(SEAL) Name: Title:

WITNESS/ATTEST: By: Name: Title:	AMPCO-PITTSBURGH SECURITIES V INVESTMENT CORPORATION, a Delaware corporation By:(SEAL) Name: Title:
WITNESS/ATTEST: By: Name: Title:	AMPCO UES SUB, INC., a Delaware corporation By:(SEAL) Name: Title:
WITNESS/ATTEST: By: Name: Title:	AMPCO-PITTSBURGH CORPORATION, a Pennsylvania corporation By:(SEAL) Name: Title:

WITNESS/ATTEST: By: Name: Title:	Guarantors (continued): THE DAVY ROLL COMPANY LIMITED, a limited liability company organized under the laws of England and Wales By:(SEAL) Name: Title:
WITNESS/ATTEST: By: Name: Title:	ROLLS TECHNOLOGY INC., a Delaware corporation By:(SEAL) Name: Title:

PNC BANK, NATIONAL ASSOCIATION, individually and as Agent

By:

Name:

Title:

Appendix A

1.Section References.  Unless otherwise specified, section references contained in this Appendix A (including, without limitation, as such section references are used in the definitions set forth in Section 2 below) shall be deemed to refer solely to the sections of this Appendix A.

2.Definitions.  Subject to Section 3 hereof below, the following terms shall have the following meanings for purposes of this Amendment, including this Appendix A and the provisions contained herein:

"Affected Currency" means each of Euros and Pound Sterling.

"Available Tenor" means, as of any date of determination and with respect to the then-current Benchmark for any Affected Currency, as applicable, (x) if the then-current Benchmark for such Affected Currency is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark for such Affected Currency, as applicable, pursuant to this Agreement as of such date.  For the avoidance of doubt, the Available Tenor for the Daily Simple RFR is one month.

"Benchmark" means, initially, with respect to any Obligations, interest, fees, commissions, or other amounts denominated in, or calculated with respect to Affected Currencies the Daily Simple RFR or Term RFR applicable for such Affected Currency, and includes any replacement for such Benchmark implemented in accordance with the provisions of the Agreement.

"Benchmark Replacement" means, with respect to any Affected Currency for any Available Tenor for the applicable Benchmark Replacement Date: the sum of (A) the alternate benchmark rate that has been selected by the Agent and the Borrowers as the replacement for the then-current Benchmark for the applicable Available Tenor giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; provided, that if the Benchmark Replacement as determined above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of the Agreement and the Other Documents; and provided further, that any such Benchmark Replacement shall be administratively feasible as determined by the Agent in its sole discretion; and provided further, that with respect to a Term RFR Transition Event for any Affected Currency, on the Term RFR Transition Date the "Benchmark Replacement" shall be the Term RFR for such Affected Currency.

"Benchmark Replacement Adjustment" means, with respect to any replacement of the then-current Benchmark relating to an Affected Currency with an

Unadjusted Benchmark Replacement for any applicable Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrowers for the applicable Corresponding Tenor giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time; provided that, if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of "Benchmark Replacement Adjustment" shall be deemed to be the Available Tenor that has approximately the same length (disregarding business day adjustments) as the payment period for interest calculated with reference to such Unadjusted Benchmark Replacement.

"Benchmark Replacement Date" means, with respect to any Affected Currency, a date and time determined by the Agent, which date shall be at the end of an Interest Period, if applicable, and no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of "Benchmark Transition Event," the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of "Benchmark Transition Event," the date determined by the Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein; or

(3) in the case of a Term RFR Transition Event, the date that is set forth in the Term RFR Notice provided to the Lenders and the Borrowers pursuant to this Section titled "Benchmark Replacement Setting", which date shall be at least 30 days from the date of the Term RFR Notice.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the "Benchmark Replacement Date" will be deemed to have occurred in the case of clauses (1), (2), or (3) of this definition with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

"Benchmark Transition Event" means the occurrence of one or more of the following events, with respect to any then-current Benchmark for any Affected Currency:

(1)a public statement or publication of information, by or on behalf of the administrator of such Benchmark for such Affected Currency (or the published component used in the calculation thereof), announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark for such Affected Currency (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication there is no successor administrator that will continue to provide any Available Tenor of such Benchmark for such Affected Currency (or component thereof);

(2)a public statement or publication of information by an Governmental Body having jurisdiction over the Agent, the regulatory supervisor for the administrator of such Benchmark for such Affected Currency (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark for such Affected Currency (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark for such Affected Currency (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark for such Affected Currency (or such component), which states that the administrator of such Benchmark for such Affected Currency (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark for such Affected Currency (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark for such Affected Currency (or such component thereof); or

(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Body having jurisdiction over the Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

"Benchmark Unavailability Period" means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes under the Agreement and under any Other Document in accordance with Section 4(k) [Benchmark Replacement Setting for Affected Currencies] and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes under the Agreement and under any Other Document in accordance with Section 4(k) [Benchmark Replacement Setting for Affected Currencies].

"Business Day" means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in

Pittsburgh, Pennsylvania and if the applicable Business Day relates to any direct or indirect calculation or determination of, or is used in connection with any interest rate settings, fundings, disbursements, settlements, payments, or other dealings with respect to any RFR Advance, the term "Business Day" means any such day that is also an RFR Business Day.

"Conforming Changes" means, with respect to Daily Simple RFR, Term RFR, or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Base Rate," the definition of "Business Day," the definition of "Interest Period," timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any Daily Simple RFR, Term RFR, or Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of Daily Simple RFR, Term RFR, or any Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of the Agreement and the Other Documents).

"Corresponding Tenor" with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

"Daily Simple RFR" means, for any day (an "RFR Day"), a rate per annum determined by the Agent, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to any applicable Daily Simple RFR below by dividing (the resulting quotient rounded upwards, at the Agent's discretion, to the nearest 1/100 of 1%) (a) the applicable Daily Simple RFR set forth below by (b) a number equal to 1.00 minus the RFR Reserve Percentage:

(a) Pound Sterling, SONIA for the day (such day, adjusted as applicable as set forth herein, the "SONIA Lookback Day") that is two (2) Business Days prior to (A) if such RFR Day is a Business Day, such RFR Day or (B) if such RFR Day is not a Business Day, the Business Day immediately preceding such RFR Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator's Website; and

(b) Euro, €STR for the day (such day, adjusted as applicable as set forth herein, the "€STR Lookback Day") that is two (2) Business Days prior to (A) if such RFR Day is a Business Day, such RFR Day or (B) if such RFR Day is not a Business Day, the Business Day immediately preceding such RFR Day, in each case, as such €STR is published by the €STR Administrator on the €STR Administrator's Website;

provided that if the sum of the adjusted rate as determined above plus the applicable RFR Adjustment would be less than the Floor, such rate shall be deemed to be the Floor for purposes of the Agreement.  The adjusted Daily Simple RFR rate for each outstanding RFR Advance shall be adjusted automatically as of the effective date of any change in the RFR Reserve Percentage.  The Agent shall give prompt notice to the Borrowers of the adjusted Daily Simple RFR as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

If by 5:00 pm (local time for the applicable RFR) on the second (2nd) Business Day immediately following any Daily Simple RFR Lookback Day, the RFR in respect of such Daily Simple RFR Lookback Day has not been published on the applicable RFR Administrator's Website and a Benchmark Replacement for the applicable Daily Simple RFR has not been instituted in accordance with the provisions of the Agreement, then the RFR for such Daily Simple RFR Lookback Day will be the RFR as published in respect of the first preceding Business Day for which such RFR was published on the RFR Administrator's Website; provided that any RFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Days.  Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrowers.

"Daily Simple RFR Lookback Days" means, collectively, SONIA Lookback Day and €STR Lookback Day and each individually is a Daily Simple RFR Lookback Day.

"Daily Simple RFR Option" means the option of the Borrowers to have Advances bear interest at the rate and under the terms specified in Section 4(e)(i)(B) [Daily Simple RFR Option] or Section 4(e)(ii)(B) [Daily Simple RFR Option], as applicable.

"Dollar Equivalent" means, for any amount, at the time of determination thereof, (a) if such amount is expressed in an Affected Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Affected Currency last provided (either by publication or otherwise provided to the Agent or the Issuer, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates as determined by the Agent or the Issuer, as applicable, from time to time) on the date that is the applicable Daily RFR Lookback Day (for amounts relating to RFR Advances and Letters of Credit denominated in an Affected Currency to which a Daily Simple RFR would apply) immediately preceding the date of determination, or otherwise on the date which is two (2) Business Days immediately preceding the date of determination or otherwise with respect to Advances to which any other Interest Rate Option applies, the lookback date applicable thereto (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Agent or the Issuer, as applicable using any method of determination it deems appropriate in its sole discretion) and (b) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Agent or the Issuer, as applicable, using any method of determination it deems appropriate in its sole discretion. Any determination by the Agent or the Issuer pursuant to this definition shall be conclusive absent manifest error.

"€STR" means a rate equal to the Euro Short Term Rate as administered by the €STR Administrator.

"€STR Administrator" means the European Central Bank (or any successor administrator of the Euro Short Term Rate).

"€STR Administrator's Website" means the European Central Bank's website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the €STR Administrator from time to time.

"Euro" or "€" mean the single currency of the Participating Member States.

"Floor" means a rate of interest equal to 0.00%.

"Interest Rate Option" means with respect to Advances in an Affected Currency, (i) Term RFR Option or (ii) Daily Simple RFR Option.

"IOSCO Principles" means the International Organization of Securities Commissions' (IOSCO) Principles for Financial Benchmarks, as the same may be amended or supplemented from time to time.

"Participating Member State" means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

"Reference Time" means, with respect to any setting of the then-current Benchmark, the time determined by the Agent in its reasonable discretion.

"Relevant Governmental Body" means with respect to a Benchmark Replacement in respect of Advances denominated in any Affected Currency, (1) the central bank for the Affected Currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the Affected Currency in which such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

"RFR" means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Pound Sterling, SONIA and (b) Euro, €STR.

"RFR Adjustment" means with respect to RFR Advances or Term RFR Rate Advances, the adjustment set forth in the table below corresponding to such Affected Currency for the corresponding Daily Simple RFR Option or Term RFR Option:

Currency	Adjustment to Daily Simple RFR	Adjustment to Term RFR
Euros	0.0456%	0.0456%
Pound Sterling	0.0326%	0.0326%

"RFR Administrator" means the SONIA Administrator and the €STR Administrator, as applicable.]

"RFR Administrator's Website" means the SONIA Administrator's Website and the €STR Administrator's Website, as applicable.

"RFR Advance" means a Advance that bears interest at a rate based on a Daily Simple RFR or, after the replacement of the then-current Benchmark for any Affected Currency for all purposes hereunder or under any Other Document with a Term RFR pursuant to Section 4(n) [Term RFR Transition Event], the Term RFR for such Affected Currency, as the context may require.

"RFR Business Day" means as applicable, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to (i) Euro, a TARGET Day, and (ii) Pound Sterling, a day on which banks are open for general business in London.

"RFR Reserve Percentage" means as of any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to RFR Advances.

"SONIA" means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.

"SONIA Administrator" means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

"SONIA Administrator's Website" means the Bank of England's website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

"TARGET2" means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

"TARGET Day" means any day on which TARGET2 is open for the settlement of payments in Euros.

"Term RFR" means, with respect to the applicable Affected Currency for any Interest Period, a rate per annum determined by the Agent, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to any applicable Term RFR Forward Looking Rate by dividing (the resulting quotient  rounded upwards, at the Agent's discretion, to the nearest 1/100 of 1%) (a) the applicable Term RFR Forward Looking Rate by (b) a number equal to 1.00 minus the Term RFR Reserve Percentage; provided that if the sum of the adjusted rate as determined above plus the applicable RFR Adjustment would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement.  The adjusted Term RFR rate for each outstanding Term RFR Rate Advance shall be adjusted automatically as of the effective date of any change in the Term RFR Reserve Percentage.  The Agent shall give prompt notice to the Borrowers of the adjusted Term RFR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

"Term RFR Forward Looking Rate" means, with respect to the applicable Affected Currency for any Interest Period, the forward-looking term rate for a period comparable to such Interest Period based on the RFR for such Affected Currency that is published by an authorized benchmark administrator and is displayed on a screen or other information service, each as identified or selected by the Agent in its reasonable discretion at approximately a time and as of a date prior to the commencement of such Interest Period determined by the Agent.

"Term RFR Notice" means a notification by the Agent to the Lenders and the Borrowers of the occurrence of a Term RFR Transition Event.

"Term RFR Option" means the option of the Borrowers to have Advances bear interest at the rate and under the terms specified in Section 4(e)(i)(A) [Term RFR Option] or Section 4(e)(ii)(A) [Term RFR Option], as applicable.

"Term RFR Rate Advance" means an Advance in an Affected Currency that bears interest at a rate based on Term RFR.

"Term RFR Transition Date" means, in the case of a Term RFR Transition Event, the date that is set forth in the Term RFR Notice provided to the Lenders and the Borrowers pursuant to Section 4(n) [Term RFR Transition Event], which date shall be at least 30 (thirty) calendar days from the date of the Term RFR Notice.

"Term RFR Transition Event" means, with respect to the applicable Affected Currency for any Interest Period, the determination by the Agent that (a) the applicable Term RFR for such Affected Currency is determinable for each Available Tenor, (b) the administration of such Term RFR is administratively feasible for the Agent, (c) the RFR Administrator publishes, publicly announces or makes publicly available that such Term RFR is administered in accordance with the IOSCO Principles, (d) such Term RFR is used as a benchmark rate in at least five currently outstanding syndicated credit facilities denominated in the applicable Affected Currency (and such syndicated credit facilities are identified and are publicly available for review), and (e) such Term RFR is recommended for use by a Relevant Governmental Body.

"Unadjusted Benchmark Replacement" means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

3.Effect of Definitions.  The Existing Agreement is hereby amended and modified to incorporate the definitions set forth in Section 2, mutatis mutandis, to the extent used in the Agreement, including as a result of the effectiveness of this Amendment.  If the Existing Agreement, as in effect immediately prior to giving effect to the provisions of this Amendment, already defines any term defined in Section 2, the corresponding definition in Section 2 shall (y) to the extent that such definition also relates to Advances other than those denominated in an Affected Currency, supplement such definition in the Existing Agreement and (z) to the extent that such definition relates solely to Advances denominated in an Affected Currency, supersede such definition in the Existing Agreement, in each case, solely with respect to Advances denominated in an Affected Currency, for the purpose and solely for the purpose of the definitions and provisions contained in this Amendment.

4.Terms Applicable to Advances in Affected Currencies.

(a)Affected Currencies.  Notwithstanding anything to the contrary herein or in any Other Document, effective as of the Effective Date, (i) LIBOR Rate Loans shall not be available for any Advance denominated in any Affected Currency, and (ii) any request for a new Advance denominated in an Affected Currency, or to continue or convert an existing Advance denominated in an Affected Currency, shall be deemed to be a request for a new RFR Advance denominated in such Affected Currency; provided, that to the extent any Advance denominated in an Affected Currency and bearing interest at the LIBOR Rate is outstanding on the Effective Date, such Advance shall continue to bear interest at the LIBOR Rate until the end of the current Interest Period or payment period applicable to such Advance; provided further that, in the case of an Advance that bears interest at a daily floating rate with no Interest Period, such Advance shall be deemed to be an RFR Advance immediately upon the Effective Date.

(b)References to LIBOR Rate, LIBOR Rate Loans, and Interest Period in the Agreement and Other Documents.

(i)

References to the LIBOR Rate and LIBOR Rate Loans in provisions of the Agreement and the Other Documents that are not specifically addressed herein (other than the definitions of "LIBOR Rate" and "LIBOR Rate Loans") shall be deemed to mean, with respect to Affected Currencies, the Daily Simple RFRs, Term RFRs, Daily Simple RFR Option and Term RFR Option, as applicable, for each Affected Currency.

(ii)

For purposes of any requirement for the Borrowers to compensate the Lenders for losses in the Agreement resulting from any continuation, conversion, payment or prepayment of any LIBOR Rate Loan on a day other than the last day of any Interest Period (as defined in the Agreement), references to the Interest Period (as defined in the Agreement) shall be deemed to include any relevant interest payment date or payment period for a Term RFR Rate Advance.

(c)Interest Rates.  The Agent does not warrant or accept responsibility for and shall not have any liability with respect to the administration, submission or any other matter related to the rates in the definition of "RFR", "Daily Simple RFR" or "Term RFR", or with respect to any alternative or successor rate thereto, or replacement rate therefor, or of any Conforming Changes.

(d)Conforming Changes.  With respect to any Daily Simple RFR, Term RFR, or any Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein, in the Agreement or in any Other Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Amendment, the Agreement or any Other Document; provided that with respect to any such amendment effected, the Agent shall provide notice to the Borrowers and the Lenders of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.

(e)Interest Rate Options.  Subject to the provisions of the Existing Agreement relating to default interest, the Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Advances denominated in Affected Currencies as selected by it from the applicable Interest Rate Options specified below applicable to the Advances, it being understood that, subject to the provisions of the Agreement, the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Advances denominated in Affected Currencies comprising different Advances of the same type and Affected Currency, and may renew one or more Interest Rate Options with respect to all or any portion of the Advances denominated in Affected Currencies comprising any Advance; provided that if an Event of Default or Potential Default exists and is continuing, the Borrowers may not request or renew any Term RFR Option or Daily Simple RFR Option for any Advances and the Required Lenders may demand that all existing Advances denominated in an Affected Currency shall either (i) (x) in relation to Term RFR Rate Advances, be converted immediately to Domestic Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Affected Currency) at the end of the Interest Period therefor; and (y) in relation to Daily Simple RFR Advances, be converted immediately to Domestic Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Affected Currency) or (ii) in relation to Term RFR Rate Advances, be prepaid at the end of the applicable Interest Period in full, subject in all cases to the obligation of the Borrowers to pay any indemnity under the Agreement in connection with any such conversion.  If at any time the designated rate applicable to any Advance made by any Lender exceeds such Lender's highest lawful rate, the rate of interest on such Lender's Advance shall be limited to such Lender's highest lawful rate.  The applicable Base Rate, Daily Simple RFR or Term RFR shall be determined by the Agent, and such determination shall be conclusive absent manifest error.  Interest on the principal amount of each Advance denominated in an Affected Currency shall be paid by the Borrowers in such Affected Currency.

(i)	Interest Rate Options. The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Revolving Advances denominated in an Affected Currency:
(A)

Term RFR Option:  On and after the Term RFR Transition Date with respect to any applicable Affected Currency, in the case of Advances denominated in any Affected Currency that bear interest based on a Term RFR, a rate per annum (computed on the basis of a year of 360 days and actual days elapsed, except that interest on Advances denominated in Affected Currencies as to which market practice differs from the foregoing shall be computed in accordance with market practice for such Advances) equal to the Term RFR for such Affected Currency as determined for each applicable Interest Period plus the RFR Adjustment plus the Applicable Margin.

(B)

Daily Simple RFR Option:  Prior to the Term RFR Transition Date with respect to Advances that bear interest at a rate based on a Daily Simple RFR denominated in any Affected Currency, a fluctuating rate per annum (computed on the basis of a year of 360 days and actual days elapsed, except that interest on Advances denominated in any Affected Currency as to which market practice differs from the foregoing shall be computed in accordance with market practice for such Advances) equal to the Daily Simple RFR for such Affected Currency plus the RFR Adjustment plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the applicable Daily Simple RFR.

(ii)	[Reserved].

(f)Interest Payment Dates.  Interest on Advances denominated in Affected Currencies to which the Term RFR Option applies shall be due and payable on the last day of each Interest Period for those Advances and, if such Interest Period is longer than three (3) months, also on the 90th day of such Interest Period, and at such other times as may be specified in the Agreement.  Interest on

Advances denominated in Affected Currencies to which the Daily Simple RFR Option applies shall be due and payable in arrears on the dates set forth in Section 3.1 [Interest] of the Agreement and at such other times as may be specified in the Agreement.

(g)Interest Periods.  At any time when the Borrowers shall select any RFR Advance, or convert to or renew a Term RFR Option with respect to Advances denominated in Affected Currencies, the Borrowers shall notify the Agent thereof at least four (4) Business Days prior to the effective date of (y) the selection of such Daily Simple RFR Option or such Term RFR Option, or (z) the conversion to or renewal of such Term RFR Option, in each case, by delivering a request for an Advance.  The notice shall specify an Interest Period during which such Interest Rate Option shall apply.  Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Term RFR Option:

(i)	Amount. Each Advance under the Term RFR Option shall be in integral multiples of the Dollar Equivalent of $500,000.00 and not less than the Dollar Equivalent of $1,000,000.00.
(ii)

Renewals.  In the case of the renewal of a Term RFR Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

(iii)

No Conversion of Affected Currency Advances.  No Advance denominated in any Affected Currency may be converted into an Advance with a different Interest Rate Option, or an Advance denominated in a different currency.

(h)Selection of Interest Rate Options.  If the Borrowers fail to select a new Interest Period to apply to any Advances in an Affected Currency under any Term RFR Option at the expiration of an existing Interest Period applicable to such Advances in accordance with the provisions of Section 4(g) [Interest Periods] above, then, unless such Advances are repaid as provided herein, the Borrowers shall be deemed to have selected that such Advances shall automatically be continued under the applicable Term RFR Option in its original Affected Currency with an Interest Period of one (1) month at the end of such Interest Period.  If on and after the Term RFR Transition Date with respect to any Affected Currency, the Borrowers provide any request for an Advance related to an Advance at the Term RFR Option for such Affected Currency, but fails to identify an Interest Period therefor, such request for an Advance shall be deemed to request an Interest Period of one (1) month.  Any request for an Advance that fails to select an Interest Rate Option shall be deemed to be a request for a Domestic Rate Loan.  If no election as to currency is specified in the applicable request for an Advance, then the requested Advances shall be made in Dollars.

(i)Computations of Dollar Equivalent Amounts of Advances in Affected Currencies.  With respect to any amount of any Advance denominated in an Affected Currency, the Agent may determine the Dollar Equivalent utilizing Agent's standard practices (which determination shall be conclusive absent manifest error) with such frequency (including daily) that the Agent deems to be necessary or advisable in its sole discretion.

(j)Rate Unascertainable; Increased Costs; Deposits Not Available; Illegality.

(i)	Unascertainable; Increased Costs; Deposits Not Available. If at any time:
(A)

the Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that (x) the Daily Simple RFR or Term RFR applicable to an Advance denominated in an Affected Currency cannot be determined pursuant to the definition thereof, including, without limitation, because such rate for the corresponding applicable Affected Currency is not available or published on a current basis or (y) a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Affected Currency or with respect to such rate (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), or

(B)

the Agent determines (which determination shall be conclusive and binding absent manifest error) that (x) prior to the Term RFR Transition Date with respect to any Advances that bear interest based on a Daily Simple RFR denominated in any Affected Currency, the Daily Simple RFR with respect to such Affected Currency cannot be determined pursuant to the definition thereof or (y) on and after the Term RFR Transition Date with respect to any Advances that bear interest based on a Term RFR denominated in any Affected Currency, the Term RFR for such Affected Currency cannot be determined pursuant to the definition thereof on or prior to the first day of any Interest Period, or

(C)

any Lender determines that for any reason in connection with any request for a Term RFR Rate Advance denominated in an Affected Currency or a conversion thereto or a continuation thereof that (A) deposits in the applicable Affected Currency are not available to any Lender in connection with such Term RFR Rate Advance, or are not being offered to banks in the market for the applicable Affected Currency, amount, and Interest Period of such Term RFR Rate Advance, or (B) the Term RFR Option for any requested Affected Currency or Interest Period with respect to a proposed Term RFR Rate Advance, as applicable, does not adequately and fairly reflect the cost to such Lenders of funding, establishing or maintaining such Advance and, in each case, any Lender has provided notice of such determination to the Agent, then the Agent shall have the rights specified in Section 4(j)(iii) [Agent's and Lender's Rights] below.

(ii)

Illegality.  If at any time any Lender shall have determined, or any Governmental Body shall have asserted, that the making, maintenance or funding of any Advance denominated in an Affected Currency to which any Interest Rate Option applies, or the determination or charging of interest rates based upon any Interest Rate Option has been made impracticable or unlawful, by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Governmental Body or with any request or directive of any such Governmental Body (whether or not having the force of Law), or any Governmental Body has imposed material restrictions on the authority of such Lender to purchase, sell, or take deposits of any Affected Currency in the applicable interbank market for the applicable Affected Currency, then the Agent shall have the rights specified in Section 4(j)(iii) [Agent's and Lender's Rights].

(iii)

Agent's and Lender's Rights.  In the case of any event specified in Section 4(j)(i) [Unascertainable; Increased Costs; Deposits Not Available] above, the Agent shall promptly so notify the Lenders and the Borrowers thereof, and in the case of an event specified in Section 4(j)(ii) [Illegality] above, such Lender shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrowers.

(A)

Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Lenders, in the case of such notice given by the Agent, or (ii) such Lender, in the case of such notice given by such Lender, to allow the Borrowers to select, convert to or renew an Advance under the affected Interest

Rate Option in each such Affected Currency shall be suspended (to the extent of the affected Interest Rate Option, or the applicable Interest Periods) until the Agent shall have later notified the Borrowers, or such Lender shall have later notified the Agent, of the Agent's or such Lender's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.

(B)

If at any time the Agent makes a determination under Section 4(j)(i) [Unascertainable; Increased Costs; Deposits Not Available] above, (i) if the Borrowers have previously notified the Agent of the selection of, conversion to or renewal of an affected Interest Rate Option, and such Interest Rate Option has not yet gone into effect, such notification shall with regard to any such pending request for Advances denominated in an Affected Currency, be deemed ineffective (in each case, to the extent of the affected Interest Rate Option, or the applicable Interest Periods), (ii) any outstanding affected Advances denominated in Dollars shall be deemed to have been converted into Domestic Rate Loans immediately or, in the case of Term RFR Rate Advances, at the end of the applicable Interest Period, and (iii) any outstanding affected Advances denominated in an Affected Currency shall, at the Borrowers' election, either be converted into Domestic Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Affected Currency) immediately or, in the case of Term RFR Rate Advances, at the end of the applicable Interest Period or prepaid in full immediately or, in the case of Term RFR Rate Advances, at the end of the applicable Interest Period; provided, however that absent notice from the Borrowers of conversion or prepayment, such Advances shall automatically be converted to Domestic Rate Loans (in an amount equal to the Dollar Equivalent of such Affected Currency).

(C)

If any Lender notifies the Agent of a determination under Section 4(j)(ii) [Illegality] above, the Borrowers shall, subject to the Borrowers' indemnification Obligations under the Agreement, as to any Advance of the Lenders to which an affected Interest Rate Option applies, on the date specified in such notice either convert such Advance to a Domestic Rate Loan otherwise available with respect to such Advance (which shall be, with respect to Advances denominated in an Affected Currency, in an amount equal to the Dollar Equivalent of such Affected Currency) or prepay such Advance in accordance with the Agreement.  Absent due notice from the Borrowers of conversion or prepayment, such Advance shall automatically be converted to a Domestic Rate Loans otherwise available with respect to such Advance (which shall be, with respect to Advances denominated in an Affected Currency, in an amount equal to the Dollar Equivalent of such Affected Currency) upon such specified date.

(k)Benchmark Replacement Setting for Affected Currencies.  Notwithstanding anything to the contrary herein or in any Other Document (and any agreement executed in connection with an Interest Rate Hedge shall be deemed not to be an "Other Document" for purposes of this Section 4(k)), if a Benchmark Transition Event has occurred prior to the Reference Time in respect of any setting of the then-current Benchmark for any Affected Currency, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Other Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, the Agreement or any Other Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(l)Notices; Standards for Decisions and Determinations.  The Agent will promptly notify the Borrowers and the Lenders of (A) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 4(m) [Unavailability of Tenor of Benchmark] below and (E) the commencement of any Benchmark Unavailability Period.  Any determination, decision, or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4(l), including any determination with respect to a tenor, rate, or adjustment or of the occurrence or non-occurrence of an event, circumstance, or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to the Agreement or any Other Document except, in each case, as expressly required pursuant to this Section 4(l).

(m)Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any Other Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such

Benchmark is or will no longer be representative, then the Agent may modify the definition of "Interest Period" (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor was removed pursuant to clause (i) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark, then Agent may modify the definition of "Interest Period" (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(n)Term RFR Transition Event.  Notwithstanding anything to the contrary in this Amendment, the Existing Agreement or in any Other Document and subject to the proviso below in this paragraph, if a Term RFR Transition Date has occurred prior to the Reference Time in respect of any setting of the then-current Benchmark consisting of a Daily Simple RFR for the applicable Affected Currency, then the applicable Term RFR, if any, will replace such Benchmark for all purposes hereunder or under any Other Document in respect of such Benchmark for the applicable Affected Currency setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, the Agreement or any Other Document; provided that this clause (i) shall not be effective unless the Agent has delivered to the Lenders and the Borrowers a Term RFR Notice with respect to the applicable Term RFR Transition Event.  For the avoidance of doubt, the Agent shall not be required to deliver a Term RFR Notice after a Term RFR Transition Event and may elect or not elect to do so in its sole discretion.